UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ALLEGO N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

Westervoortsedijk 73 KB

6827 AV Arnhem, the Netherlands

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, nominal value EUR 0.12 per share	New York Stock Exchange
Warrants, each exercisable for one Ordinary Share at	New York Stock Exchange
an exercise price of $11.50 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-259916

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Ordinary Shares, nominal value EUR 0.12 per share, of Allego N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Ordinary Shares”), and warrants to purchase Ordinary Shares. The description of the Ordinary Shares and warrants contained in the proxy statement/prospectus forming a part of the Registration Statement on Form F-4 (Registration No. 333-259916), originally filed with the Securities and Exchange Commission (the “Commission”) on September 30, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement relating to the Registration Statement that includes such descriptions and that are subsequently filed with the Commission are hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALLEGO N.V.

By:	/s/ Mathieu Bonnet
Name: Mathieu Bonnet
Title: Chief Executive Officer
Date: March 16, 2022